AGREEMENT

         THIS AGREEMENT, made as of this 1st day of July 1996, among MAESTRO HOLDING CORP., a corporation organized under the Laws of Delaware (hereinafter referred to as "Maestro") GERALD MASSELL, JOSEPH VENNERI, JOHN S. ARNONE, WALLACE GIAKAS, individually and representative of the stockholders in accordance with the issuance set forth on Schedule A attached hereto (hereinafter referred to as "Sellers"); and PLANET ENTERTAINMENT, (hereinafter referred to as "Purchaser").

         WHEREAS, Purchaser wishes to acquire all of the assets of Maestro in exchange for a commitment to issue 7,000,000 (SEVEN MILLION) shares of common stock of Purchaser upon recapitalization of said company; and

         WHEREAS the Sellers are the sole owners of all the outstanding stock of Maestro in accordance with the issuance set forth on Schedule A attached hereto; and

         WHEREAS Maestro is the owner of certain rights to a library of master recordings, copyrights, accounts receivable and the right to develop other musical arrangements; and

         WHEREAS Sellers are willing to sell all the assets of Maestro to Purchaser subject to the assumption of certain defined liabilities;

         NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

         SECTION 1. The closing for the purchase and sale of the Transferred Assets shall take place at the offices of Frohling, Hudak & McCarthy, P.C. on July 1, 1996 (the "Closing Date"). Said date may be extended upon the mutual agreement of the parties but not later than July 15, 1996.

         SECTION 2. Sellers and Maestro agree to transfer, assign and/or deliver all rights and title to the following "Transferred Assets":

         (a) master recording library as set forth on Schedule B attached hereto and made a part hereof including any and all copyrights and trademarks including but not limited to any pending applications for copyright or trademark.

         (b) twenty-four track studio in Jackson, New Jersey including any and all furniture and equipment.

         SECTION 3. In consideration for the transfer of Assets, Purchaser shall grant and deliver to Sellers and Maestro a commitment to issue 7,000,000 (SEVEN MILLION) shares of common stock of Purchaser to be issued upon recapitalization of said company on or before October 1, 1996;

         SECTION 4. Sellers  and  Maestro   hereby   represent  and  warrant  to
Purchaser that on the date hereof and as of the Closing Date:

         (a) Maestro is a corporation duly organized and in good standing under the laws of the State of Delaware and which has duly authorized capital stock of 1,000 (ONE THOUSAND) shares of Common Stock, $ .001 par value of which 1,000 (ONE THOUSAND) shares have been and will be validly issued, fully paid and nonassessable as of the date of closing.

         (b) Sellers are the owner of all the outstanding Common Stock of Maestro in accordance with the issuance set forth on Schedule A attached hereto;

         (c) The Transferred Assets to be conveyed to Purchaser will be free and clear of any and all security interests, pledges, claims, liens, equities or encumbrances whatsoever and, upon the consummation of the transactions herein contemplated, Purchaser will have acquired good and marketable title to the Transferred Assets, free and clear of any and all claims, liens, security interests, pledges, equities or encumbrances, except as provided for herein.

         (d) There are no outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the transfer or pledge by Maestro of any interest in the Transferred Assets.

         (e) All tax returns, Federal, State and local, required to be filed by Maestro will have been filed as of the closing date. Such returns will be true and correct based on the information reasonably available to Purchaser and all taxes (including penalties or interest) imposed by any government or other taxing authority in respect to income or with respect to the operation or ownership of property by Maestro up to and including the date hereof have been paid in full by Maestro. No taxing agency or authority is engaged in any audit or examination of Maestro and any deficiencies which have been brought to the attention of Maestro resulting from any audits of its tax returns have been paid in full prior to the date of this Agreement.

         (f) Other than this Agreement, Maestro is not a party to any lease or agreement whatsoever or liabilities of any nature effecting the Transferred Assets. At closing, the Sellers will cause Maestro to deliver to Purchaser true and correct copies of the Articles of Incorporation, Minutes, Corporate Seal and Corporate By-laws, and all amendments thereto, of Maestro and a Bill of Sale as to the Transferred Assets.

         (g) There are no lawsuits, proceedings, judgments or orders pending or threatened against Maestro or any of its respective officers or directors in their official capacities as officers or directors of Maestro before any court or governmental agency or body, foreign or domestic, or before any arbitration tribunal, and to the knowledge of counsel for Maestro there is no governmental investigation relating to Maestro or any pending legislation or governmental regulation which would materially adversely affect the title to as value of the Transferred Assets.

         (h) All corporate action required to be taken by Sellers or Maestro to authorize Maestro and Sellers to sell, convey and transfer the Transferred Assets to Purchaser has been taken or will be taken as of the date of closing. Maestro and Sellers will have full power and authority to transfer and deliver the Transferred Assets to Purchaser and to execute and perform this Agreement. The execution and performance of this Agreement, the sale and delivery of the Transferred Assets of Maestro will not violate any provision of law or any contract or agreement by which Maestro or Sellers are bound. This Agreement has been duly executed and delivered by Maestro and Sellers and constitutes the valid and legally binding obligation of Sellers and Maestro enforceable in accordance with its terms. No approval or authorization of, or filing with any Federal, State, municipal or other governmental commission, board or agency is required in connection with the sale, conveyance, transfer and delivery of the Stock.

         (i) Maestro has 4 stockholders holding all of the outstanding shares of Maestro's Common Stock in accordance with the issuance set forth on Schedule A attached hereto.

         (j) Maestro has delivered a true and complete list, as of the date of this Agreement, certified by Maestro's Secretary, showing the names of Maestro's directors and officers.

         (k) Purchaser will receive at closing a Certificate verifying the existence and title of Maestro's Transferred Assets.

         (1) No action or proceeding has been instituted by or before any court or other governmental body, nor has such action or proceeding been threatened, to restrict, prohibit or invalidate the transactions contemplated by this Agreement or otherwise affect the rights of any party to the Agreement.

         (m) All actions, proceedings, instruments and documents required to carry out this Agreement and all other related legal matters have been approved by counsel for Purchaser.

         SECTION 5. Purchaser, knowing that Sellers and Maestro are relying on the following, hereby represents and warrants that the execution and performance of this Agreement will not violate any provision of law applicable to Purchaser or any contract or agreement by which Purchaser is bound. This Agreement constitutes a legally valid and binding obligation of Purchaser enforceable in accordance with its terms.

         SECTION 6. (a) From the date hereof, Sellers and Maestro agree to allow Purchaser, its attorneys, employees, representatives, and accountants free access at all reasonable times during customary business hours to the records, files, and correspondence of Maestro as well as to all information relating or otherwise pertaining to Maestro.

         (b) Sellers and Maestro will use their respective best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the Closing as if repeated at and as of such time, and that no material breach or default occurs with respect to any of its covenants contained herein that have not been cured by the Closing Date.

         SECTION 7. The obligation of Purchaser to complete the closing is subject to the fulfillment, on the Closing Date or within seven (7) days of the Closing Date, of each of the following conditions any one or more of which may be waived by Purchaser:

         (a) Maestro and Sellers' representations and warranties contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made at the Closing as of the Closing Date.

         (b) All covenants and agreements to be performed hereunder by Maestro and Sellers and all matters contemplated herein to be performed by Maestro at or prior to the closing shall have been performed in all material respects.

         (c) Purchaser shall have received a certificate of Maestro dated as of the Closing Date, signed by the President of Maestro annexed hereto as Exhibit C, to the effect the matters set forth in Subsection 4 are true and correct.

         (d) Sellers and Maestro shall have delivered to Purchaser, except as otherwise requested in writing by Purchaser prior to or on the Closing Date, a Bill of Sale as to all Transferred Assets free and clear.

         (e) There shall have been obtained from the appropriate federal, state, municipal, or other governmental or administrative bodies or courts all such approvals, certificates, clearances, or consents, if any, as may be required to permit the change of ownership of the shares herein provided for.

         (f) Maestro shall deliver to Purchaser the favorable opinion of its counsel in form, scope and substance satisfactory to Purchaser's counsel, dated as of the Closing Date, that Maestro is a Corporation in good standing and the stock certificates issued as stated in Subsection 4(b) are authorized acts of the Company; that the representations and warranties of Subsection 6 are true; and that such counsel does not know or have any reasonable grounds to know of any litigation, proceedings or governmental investigation pending or threatened against the Transferred Assets or relating to Maestro, its property or business.

         SECTION 8. The obligation of Sellers and Maestro to complete the closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Sellers and Maestro:

         (a) Purchaser's   representations  and  warranties  contained  in  this
Agreement shall be true and correct in all material respects at the Closing Date as if made at the Closing and Date;

         (b) All covenants and agreements to be performed hereunder by Purchaser at or prior to the Closing shall have been performed in all material respects;

         (c) Sellers and Maestro shall have received a certificate of Purchaser dated as of the Closing Date to the effect that the matters set forth in Subsection 5 have been satisfied.

         (d) No action or proceeding shall have been instituted or threatened for the purpose or with the probable effect of enjoining or preventing the consummation of this Agreement.

         SECTION 9. Sellers and Maestro hereby agree to indemnify, save and hold harmless Purchaser and its successors and assigns, of and from any damage, liability, claim, loss or deficiency (including, without limitation reasonable attorney's fees and expenses incident to a suit, action or proceeding), provided Sellers and Maestro have been given notice and an opportunity to defend any matter arising out of or resulting from any damage, liability, claim, loss or deficiency, in connection with the terms of this Agreement and will pay to Purchaser and its successors and assigns, on thirty (30) days notice, the full amount of any and all sums which Purchaser or any successor or assign, may pay or become obligated to pay on account of (i) any material inaccuracies in any representations or the breach of any covenant or warranty made by Sellers or Maestro hereunder, (ii) any material failure of Sellers or Maestro to duly perform or observe any term, provision, covenant, agreement or condition hereunder on the part of Sellers to be performed or observed.

         SECTION 10. Purchaser hereby agrees to indemnify and hold harmless Sellers and Maestro at all times after the date of this Agreement, provided Purchaser has been given notice and an opportunity to defend any matter against and in respect of: (a) any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Purchaser under this Agreement, or from any misrepresentation of or omission from any certificate or other instrument furnished or to be furnished to Purchaser hereunder; and (b) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing. Purchaser shall reimburse Sellers and Maestro on thirty (30) days notice for any payment made by Sellers or Maestro at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates.

         SECTION 11. Maestro and Sellers hereby represent that it is acquiring the Purchaser's Common Stock hereunder for investment purposes only with no present intention of reselling or otherwise distributing the same, except in compliance with the registration requirements under the Securities Act of 1933 or an exemption therefrom.

         SECTION 12. At  the  Closing,   Purchaser  subject  to  the  terms  and
conditions hereof, shall deliver to Sellers, Purchaser's shares of Common Stock constituting the purchase price.

         SECTION 13. All notices hereunder shall be in writing and will be deemed to have been given if delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as respectively indicated below or by a notice hereunder:

         (a)  if addressed to Sellers:

              Joseph Venneri
              222 Highway 35 South
              Middletown, New Jersey

         (b)  if addressed to Maestro:

              Gerald Massell
              MASSELL MASSELL & VINCENT
              222 Highway 35 South
              Box 4085
              Middletown, New Jersey

         (c)  If addressed to Purchaser:

              Joseph Venneri, President
              222 Highway 35 South
              Middletown, New Jersey

              cc:  Frohling, Hudak & McCarthy, P.C.
                   425 Eagle Rock Avenue
                   Suite 200
                   Roseland, New Jersey  07068

         SECTION 14. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by instrument in writing signed by the parties hereto.

         SECTION 15. All representations, warranties and agreements contained herein shall survive the execution of this Agreement and the delivery of the Transferred Assets to be purchased by Planet pursuant hereto. All statements contained in any certificate or other instrument delivered by Sellers, Maestro and Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by Sellers or Purchaser respectively under this Agreement.

         SECTION 16. This Agreement may be executed in several counterparts, in person or by facsimile and each executed copy will constitute an original instrument but such counterparts shall together constitute but one and the same instrument.

         SECTION 17. This Agreement will be deemed to be a contract made under the laws of the State of New Jersey and the parties agree to be subject to the exclusive jurisdiction of the Courts of New Jersey.

         SECTION 18. All the terms, warranties, representations and provisions hereof will be binding upon and inure to the benefit of and be enforceable by and against the respective legal representatives, successors and assigns of the parties hereto.

         SECTION 19. The parties reserve the right to amend this agreement to include a subsidiary or affiliate of Purchaser formed specifically to affect the Purchase of Common Stock contemplated by this Agreement.

IN WITNESS THEREOF, the parties have executed this Agreement


                                    MAESTRO:

Attest:


/s/ WALLACE GIAKAS                       BY: /s/ JOSEPH VENNERI
-----------------------------                -----------------------------
    Wallace Giakas, Secretary                    Joseph Venneri, President



                                    SELLERS:

/s/ DAVID RYAN                               /s/ JOSEPH VENNERI
-----------------------------                -----------------------------
    David Ryan                                   Joseph Venneri

/s/ DAVID RYAN                               /s/ GERALD MASSELL
-----------------------------                -----------------------------
    David Ryan                                   Gerald Massell

Attest:

/s/ WALLACE GIAKAS                           /s/ JOHN S. ARNONE
-----------------------------                -----------------------------
    Wallace Giakas                               John S. Arnone


Attest:


/s/ JOHN S. ARNONE                           /s/ WALLACE GIAKAS
-----------------------------                -----------------------------
    John S. Arnone                               Wallace Giakas


                                     PURCHASER:


Attest:


/s/ WALLACE GIAKAS                       BY: /s/ JOSEPH VENNERI
-----------------------------                -----------------------------
    Wallace Giakas, Secretary                    Joseph Venneri, President

                                   SCHEDULE A

Stockholder                                                              Shares
-----------                                                              ------
GERALD MASSELL                                                               7
JOSEPH VENNERI                                                             331
JOHN S. ARNONE                                                             331
WALLACE GIAKAS                                                             331

                                   SCHEDULE C

         I, the undersigned, as President of Maestro Holding Corp. hereby certify that as of the date set forth below, all representations and warranties made by said company in the Purchase Agreement dated as of July 1, 1996, are true and correct.

         I certify that the foregoing statements made by me are true. I am aware that if any of the foregoing statements made by me are willfully false, I am subject to punishment.

Dated:


Attest:


/s/ WALLACE GIAKAS                       BY: /s/ JOSEPH VENNERI
-----------------------------                -----------------------------
    Wallace Giakas, Secretary                    Joseph Venneri, President